   As filed with the Securities and Exchange Commission on October 2, 2002
                                        Registration No. 333-
                                                             ----------------

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 EON LABS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        13-3653818
    ------------------                              --------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)

                           227-15 North Conduit Avenue
                            Laurelton, New York 11413
                                 (718) 276-8600
                             ----------------------
    (Address, including zip code, and telephone number, including area code, of principal executive offices)


                        EON LABS, INC. STOCK OPTION PLAN
                        --------------------------------
                             (Full titles of plans)

                              Bernhard Hampl, Ph.D
                      President and Chief Executive Officer
                                 Eon Labs, Inc.
                           227-15 North Conduit Avenue
                            Laurelton, New York 11413
                                 (718) 276-8600
                             ----------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                             Steven A. Seidman, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                     Proposed maximum        Proposed maximum
 Title of securities to        Amount to be         offering price per      aggregate offering         Amount of
     be registered            registered (1)             share (2)               price (2)          registration fee
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, par value
$0.01                           3,000,000                 $21.90                $65,700,000              $6,045
=======================================================================================================================

(1) Represents 3,000,000 shares of common stock, par value $0.01 per share of Eon Labs, Inc. (the "Common Stock") issuable pursuant to the Eon Labs, Inc. Stock Option Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by Eon Labs, Inc. (the "Company" or the "Registrant") are incorporated by reference into this Registration Statement:

         (a) The Company's Prospectus, dated May 23, 2002, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Company's Registration Statement on Form S-1 (File No. 333-83638), initially filed with the Commission on March 1, 2002, as amended;

         (b) The Company's quarterly report on Form 10-Q, for the quarter ended June 30, 2002, filed on August 14, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (c) The description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A, initially filed with the Commission on May 20, 2002, as amended, pursuant to the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K and provided further, that any report or reports furnished subsequent to the date hereof under Item 9 of Form 8-K shall not be Incorporated Documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation (the "Restated Certificate") of the Company provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Neither the repeal or amendment of such provision by the stockholders of the Company shall adversely affect any limitation on the personal liability of a director of the Company arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which the directors of the Company are not personally liable as set forth in the Restated Certificate, directors are not liable to the Company or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

         While the Restated Certificate provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

         The Restated Certificate provides that each person who was or is made a party to or is threatened to be made a party to in any action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (hereinafter a "proceeding"), by reason of the fact that such person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, will be indemnified by the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in investigating or defending any such proceeding in advance of its final disposition, to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. Such rights are not exclusive of any other right which any person may have or acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Restated Certificate also specifically authorizes the Company to grant similar indemnification rights to employees or agents of the Company.

         The Company maintains directors' and officers' liability insurance to provide the Company's directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

4.1               Restated Certificate of Incorporation.(1)

4.2               Amended and Restated Bylaws.(2)

5.1               Opinion of Willkie Farr & Gallagher.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).

24 Power of Attorney (included in the signature page of this Registration Statement).

-----------------------

(1) Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q , for the quarter ended June 30, 2002.

(2) Filed as an Exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-83638).

ITEM 9.  UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Laurelton, State of New York, on this 2nd day of October, 2002.

                                         EON LABS, INC.



                                         By:      /s/ WILLIAM F. HOLT
                                              ---------------------------------
                                              William F. Holt
                                              Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernhard Hampl, Ph.D. and William
F. Holt, and each of them severally, as his true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                                   TITLE                                      DATE
----                                   -----                                      ----
/s/ BERNHARD HAMPL, PH.D.              President, Chief Executive Officer and     October 2, 2002
----------------------------           Director
Bernhard Hampl, Ph.D.

/s/ WILLIAM F. HOLT                    Chief Financial Officer                    October 2, 2002
----------------------------
William F. Holt

/s/ DAVID H. GRANSEE                   Controller                                 October 2, 2002
----------------------------
David H. Gransee

/s/ THOMAS STRUNGMANN, PH.D.           Chairman of the Board of Directors         October 2, 2002
----------------------------
Thomas Strungmann, Ph.D.

/s/ FRANK F. BEELITZ                   Director                                   October 2, 2002
----------------------------
Frank F. Beelitz


                                INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
----------        ----------------------

4.1               Restated Certificate of Incorporation.(1)

4.2               Amended and Restated Bylaws.(2)

5.1               Opinion of Willkie Farr & Gallagher.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).

24 Power of Attorney (included in the signature page of this Registration Statement).


-----------------------

(1) Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q , for the quarter ended June 30, 2002.

(2) Filed as an Exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-83638).